UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

Salisbury Bancorp, Inc.

(Exact name of registrant as specified in charter)

Connecticut	000-24751	06-1514263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut		06039
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (860) 435-9801

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report

Salisbury Bancorp, Inc.

Section 2. Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective at the close of business on December 5, 2014 (the “Effective Time”), Salisbury Bancorp, Inc. (“Salisbury”) (NASDAQ: SAL), the bank holding company of Salisbury Bank and Trust Company (“Salisbury Bank”), successfully completed the merger (the “Merger”) of Riverside Bank, of Poughkeepsie, New York, (“Riverside”) with Salisbury Bank, under the terms of the Agreement and Plan of Merger dated March 18, 2014 by and among Salisbury, Salisbury Bank and Riverside Bank (the “Merger Agreement”).

Pursuant to the Merger Agreement, each share of Riverside Bank common stock outstanding at the Effective Time of the Merger was converted into the right to receive 1.350 shares of Salisbury common stock, as specified in the Merger Agreement, with cash to be paid in lieu of fractional shares.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Section 5. Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time, John M. Davies, who served as President and Chief Executive Officer of Riverside Bank immediately prior to the Merger, became President of Salisbury Bank’s New York Region pursuant to the previously disclosed employment Agreement, dated as of March 18, 2014, between Mr. Davies and Salisbury Bank. As previously disclosed, such employment agreement, which became effective upon consummation of the Merger and which supersedes his prior employment agreement with Riverside, provides that Mr. Davies’ initial base salary will be $225,000 per year, payable in installments in accordance with Salisbury Bank’s normal payroll practices, less such deductions or withholdings as are required by law. Such base salary will be subject to at least annual evaluations and shall be not less than $225,000. Immediately prior to the effective time of the Merger, Mr. Davies received an initial cash success bonus of $70,000, which was contingent upon (i) the closing of the Merger at or prior to December 31, 2014, and (ii) as of the effective time, the dollar amount of the gross loan portfolio of Riverside equaling at least 90% of the dollar amount of the gross loan portfolio of Riverside as of December 31, 2013.

In addition, Mr. Davies shall be entitled to receive the following cash payments, subject to the vesting requirements set forth below. Upon the vesting of each award, the cash award shall be paid to Mr. Davies:

  $100,000 awarded in 2015 on the anniversary of the effective date and fully vested and paid to Mr. Davies in 2016 on the anniversary of the effective date;
  $100,000 awarded in 2016 on the anniversary of the effective date and fully vested and paid to Mr. Davies in 2018 on the anniversary of the effective date; and
  $100,000 awarded in 2017 on the anniversary of the effective date and fully vested and paid to Mr. Davies in 2018 on the anniversary of the effective date.

In order for the foregoing awards to vest and be paid over to Mr. Davies, Mr. Davies must be employed by Salisbury Bank on both the award date and the vesting date; provided however, that (i) in the event Mr. Davies’ employment is terminated by Salisbury Bank for any reason other than “cause”, (ii) Mr. Davies terminates his employment with Salisbury Bank for “good reason” (as defined in the employment agreement), or (iii) there occurs a change in control, then in that case (x) any award set forth above which has not yet been awarded to Mr. Davies shall be awarded to Mr. Davies, and (y) all such awards shall be deemed fully vested and paid to Mr. Davies, all as of his termination date or the effective date of such change in control, whichever is applicable.

Pursuant to the employment agreement, Salisbury Bank also granted to Mr. Davies 3,000 shares of restricted Salisbury common stock at the effective time of the Merger, which shall vest at a rate of 750 shares on the effective date and on each of the subsequent three anniversaries of the effective date, provided Mr. Davies is still employed by Salisbury Bank on such anniversary date; provided however, that (i) in the event Mr. Davies’ employment is terminated by Salisbury Bank for any reason other than “cause”, (ii) Mr. Davies terminates his employment with Salisbury Bank for good reason, or (iii) there occurs a change in control, then in that case any unvested shares of restricted stock then held by Mr. Davies shall be deemed fully vested as of his termination date or the effective date of such change in control, whichever is applicable.

The agreement also provides for change in control protection. In the event of Mr. Davies’ involuntary termination of employment for reasons other than cause or a voluntary termination of employment for good reason occurring on or after a change in control, he shall be entitled to the following:

(a) A lump sum cash payment equal to two (2.0) times his annual rate of base salary in effect on the date of termination or, if greater, his average annual base salary rate for the twelve (12) month period ending on the last day of the calendar month immediately prior to the date of such termination. Such amount shall be paid to Mr. Davies within sixty (60) days following his separation from service.

(b) Life insurance coverage and non-taxable medical and dental coverage, at no cost to Mr. Davies, that is substantially comparable (and on substantially the same terms and conditions) to the coverage maintained by Salisbury Bank for Mr. Davies immediately prior to his date of termination. Such life insurance and non-taxable medical and dental coverage shall be provided by Salisbury Bank to Mr. Davies for two (2) years following his separation from service and subject to the same terms and conditions as other benefits provided under the employment agreement. If, as the result of any change in, or interpretation of, the laws applicable to the continued welfare benefits to be provided under the employment agreement, such benefits are deemed illegal or subject to penalties, then Salisbury Bank shall, to the extent permitted under such laws, pay to Mr. Davies a cash lump sum payment reasonably estimated to be equal to the amount of welfare benefits (or the remainder of such amount) that Mr. Davies is no longer permitted to receive in-kind. Such lump sum payment shall be required to be within sixty (60) days following Mr. Davies’ separation from service, or if later, within sixty (60) days following a determination that such payment would be illegal or subject to penalties.

(c) Unpaid compensation and benefits, and unused vacation, accrued through the date of his termination of employment. Mr. Davies shall also be entitled to be reimbursed by Salisbury Bank for final expenses that he reasonably and necessarily incurred on behalf of Salisbury Bank prior to his termination of employment, provided that Mr. Davies submits expense reports and supporting documentation of such expenses in accordance with Salisbury Bank’s expense reimbursement policies in effect at that time. Such reimbursement payment(s) shall be made no later than the time required by applicable law (or, if earlier, by Salisbury Bank or Salisbury’s policy, practice, or rule), but in no event later than the sixtieth (60th) day following Mr. Davies’ date of termination.

“Change in control” shall mean (i) a change in the ownership of Salisbury or Salisbury Bank, (ii) a change in the effective control of Salisbury or Salisbury Bank, or (iii) a change in the ownership of a substantial portion of the assets of Salisbury or Salisbury Bank, as described below.

(i) A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation §1.409A-3(i)(5)(v)(B)), acquires ownership of stock of Salisbury or Salisbury Bank that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the stock of such corporation. For these purposes, a change in ownership will not be deemed to have occurred if no stock of Salisbury or Salisbury Bank is outstanding.

(ii) A change in the effective control of Salisbury or Salisbury Bank occurs on the date that either (A) any one person, or more than one person acting as a group (as defined in Treasury Regulation §1.409A-3(i)(5)(vi)(D)) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Salisbury or Salisbury Bank possessing thirty (30) percent or more of the total voting power of the stock of Salisbury or Salisbury Bank, or (B) a majority of the members of Salisbury’s or Salisbury Bank’s board of directors is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of Salisbury’s or Salisbury Bank’s board of directors prior to the date of the appointment or election, provided that this definition of a change in control is inapplicable where a majority shareholder of the entity that experiences the change in control is another corporation.

(iii) A change in a substantial portion of Salisbury’s or Salisbury Bank’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury Regulation §1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from Salisbury or Salisbury Bank that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of (A) all of the assets of Salisbury or Salisbury Bank, or (B) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

The employment agreement also includes typical confidentiality and non-compete and non-solicitation provisions.

Also upon the Effective Time, Todd Rubino, who served as the Executive Vice President and Chief Lending Officer of Riverside Bank immediately prior to the Merger, became Vice President, Senior Lender of the New York Region of Salisbury Bank pursuant to the previously disclosed employment agreement, dated as of March 18, 2014, between Mr. Rubino and Salisbury Bank. Such employment agreement, which supersedes his prior change in control agreement with Riverside, and which was effective upon consummation of the Merger, provides that Mr. Rubino’s initial base salary will be $147,000 per year. Such base salary shall be evaluated at least annually and shall be not less than $147,000. Immediately prior to the effective time of the Merger, Mr. Rubino received an initial cash success bonus of $40,000, which was contingent upon (i) the closing of the Merger at or prior to December 31, 2014, and (ii) as of the effective time, the dollar amount of the gross loan portfolio of Riverside equaling at least 90% of the dollar amount of the gross loan portfolio of Riverside as of December 31, 2013.

Mr. Rubino will also be entitled to receive the following cash payments, subject to the vesting requirements set forth below:

  $43,334 awarded on the effective date and fully vested and paid to Mr. Rubino in 2015 on the anniversary of the effective date;
  $43,334 awarded in 2015 on the anniversary of the effective date and fully vested and paid to Mr. Rubino in 2016 on the anniversary of the effective date; and
  $43,334 awarded in 2016 on the anniversary of the effective date and fully vested and paid to Mr. Rubino in 2017 on the anniversary of the effective date.

In order for the foregoing awards to vest and be paid over to Mr. Rubino, Mr. Rubino must be employed by Salisbury Bank on both the award date and the vesting date; provided however, that (i) in the event Mr. Rubino’s employment is terminated by Salisbury Bank for any reason other than “Cause”, (ii) Mr. Rubino terminates his employment with Salisbury Bank for “good reason” (as defined in the employment agreement), or (iii) there occurs a Change in Control, then in that case (x) any award set forth above which has not yet been awarded to Mr. Rubino shall be awarded to Mr. Rubino, and (y) all such awards shall be deemed fully vested and paid to Mr. Rubino, all as of his termination date or the effective date of such Change in Control, whichever is applicable.

Pursuant to the employment agreement, Salisbury Bank granted to Mr. Rubino 2,000 shares of restricted Company common stock at the Effective Time of the Merger, which shall vest at a rate of 500 shares on the effective date and on each of the subsequent three anniversaries of the effective date, provided Mr. Rubino is still employed by Salisbury Bank on such anniversary date; provided however, that (i) in the event Mr. Rubino’s employment is terminated by Salisbury Bank for any reason other than “Cause”, (ii) Mr. Rubino terminates his employment with Salisbury Bank for “good reason”, or (iii) there occurs a change in control, then in that case any unvested shares of restricted stock then held by Mr. Rubino shall be deemed fully vested as of his termination date or the effective date of such change in control, whichever is applicable.

The agreement also provides for change in control protection. In the event of Mr. Rubino’s involuntary termination of employment for reasons other than Cause or a voluntary termination of employment for Good Reason occurring on or after a Change in Control, Mr. Rubino shall be entitled to the following:

(a) A lump sum cash payment equal to Mr. Rubino’s annual rate of base salary in effect on Mr. Rubino’s date of termination or, if greater, Mr. Rubino’s average annual base salary rate for the twelve (12) month period ending on the last day of the calendar month immediately prior to the date of such termination. Such amount shall be paid to Mr. Rubino within sixty (60) days following Mr. Rubino’s separation from service.

(b) Life insurance coverage and non-taxable medical and dental coverage, at no cost to Mr. Rubino, that is substantially comparable (and on substantially the same terms and conditions) to the coverage maintained by the Bank for Mr. Rubino immediately prior to his date of termination. Such life insurance and non-taxable medical and dental coverage shall be provided by Salisbury Bank to Mr. Rubino for one year following Mr. Rubino’s separation from service and subject to the same terms and conditions as the benefits provided under the employment agreement. If as the result of any change in, or interpretation of, the laws applicable to the continued welfare benefits to be provided under the employment agreement, such benefits are deemed illegal or subject to penalties, then Salisbury Bank shall, to the extent permitted under such laws, pay to Mr. Rubino a cash lump sum payment reasonably estimated to be equal to the amount of welfare benefits (or the remainder of such amount) that Mr. Rubino is no longer permitted to receive in-kind. Such lump sum payment shall be required to be within sixty (60) days following Mr. Rubino’s separation from service, or if later, within sixty (60) days following a determination that such payment would be illegal or subject to penalties.

(c) Unpaid compensation and benefits, and unused vacation, accrued through the date of Mr. Rubino’s termination of employment. Mr. Rubino shall also be entitled to be reimbursed by Salisbury Bank for final expenses that Mr. Rubino reasonably and necessarily incurred on behalf of Salisbury Bank prior to Mr. Rubino’s termination of employment, provided that Mr. Rubino submits expense reports and supporting documentation of such expenses in accordance with Salisbury Bank’s expense reimbursement policies in effect at that time. Such reimbursement payment or payments shall be made no later than the time required by applicable law (or, if earlier, by Salisbury Bank or Salisbury policy, practice or rule), but in no event later than the sixtieth (60th) day following Mr. Rubino’s date of termination.

“Change in control” under Mr. Rubino’s agreement is defined in the same manner as under Mr. Davies’ employment agreement described above.

Also upon the Effective Time, as previously disclosed and pursuant to the terms of the Merger Agreement, Salisbury and Salisbury Bank have increased their respective boards of directors by five (5) directors, which include the following individuals (the “New Directors”): Charles M. Andola, Michael D. Gordon and Polly Diane Hoe, each of whom was a member of the board of directors of Riverside Bank immediately prior to the Merger; and George E. Banta and Rudolph P. Russo.

There are no transactions or proposed transactions, to which Salisbury is or was to be a party and in which the New Directors have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Effective upon the Effective Time, the five (5) New Directors of Salisbury and Salisbury Bank were placed in the Board classes set forth below and appointed to the Board Committees set forth below:

  Charles M. Andola – Class of 2017; ALCO/Investment Committee; Executive Committee; Loan Committee; Nominating and Governance Committee

  George E. Banta – Class of 2017; Audit Committee; Marketing and Site Development Committee; Loan Committee (Alternate)

  Michael D. Gordon – Class of 2016; Human Resources (HR) and Compensation Committee; Loan Committee; Marketing and Site Development Committee

  Polly Diane Hoe – Class of 2016; Audit Committee; Human Resources (HR) and Compensation Committee; Trust Committee; Loan Committee (Alternate)

  Rudolph P. Russo – Class of 2015; ALCO/Investment Committee; Trust Committee; Loan Committee (Alternate)

Section 8. Other Events

Item 8.01. Other Events

On December 8, 2014, Salisbury issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The required financial statements of Riverside Bank, the business acquired, will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than February 13, 2015.

(b)	Pro Forma Financial Information.

Required pro forma financial information will be filed by amendment to this Report no later than February 13, 2015.

(c)	Not Applicable.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 18, 2014, by and among Salisbury Bancorp, Inc., Salisbury Bank and Trust Company, and Riverside Bank (incorporated herein by reference to Exhibit 2.1 to Salisbury’s Current Report on Form 8-K filed on March 19, 2014)*

99.1	Press Release dated December 8, 2014.

*The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: December 8, 2014	By:	/s/ Richard J. Cantele, Jr.
Richard J. Cantele, Jr.
President and Chief Executive Officer